Exhibit 10.3

PLEDGE AGREEMENT

This Pledge Agreement (“Pledge Agreement”) is between Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance (“Lender”) and Zynex, Inc., a Nevada corporation (“Pledgor”).

RECITALS

A.
Lender, Pledgor and Zynex Medical, Inc., f/d/b/a Stroke Recovery Systems, Inc., a Colorado corporation (“Zynex Medical”) are parties to a Loan and Security Agreement dated as of the date of this Pledge Agreement, and associated documents and agreements (collectively, the “Loan Documents”).

B.	Pledgor is the sole shareholder of Zynex Medical.

C.	It is a condition precedent to the agreement of Lender to enter into the Loan Documents that Pledgor execute and deliver this Pledge Agreement in favor of Lender.

AGREEMENT

SECTION 1. DEFINITIONS

1.1	Capitalized terms not otherwise defined in this Pledge Agreement have the meanings ascribed in the Loan and Security Agreement.

1.2	The following term used in this Pledge Agreement will have the following meaning:

“Shares” means Pledgor’s entire interest in (i) all shares now owned of Zynex Medical’s stock, presently numbering 1,000,000, representing all of the issued and outstanding shares of Zynex Medical, or (ii) all shares of Zynex Medical’s stock hereafter acquired by Pledgor.

SECTION 2. SECURITY INTEREST

2.1	Grant. As security for the full and prompt payment and performance of all of Pledgor and Zynex Medical’s Obligations to Lender, Pledgor grants Lender a security interest in the Shares.

2.2	Perfection.

(a)
Contemporaneously with the signing and delivery of this Pledge Agreement, Pledgor is delivering to Lender the share certificates and other documents representing the Shares, together with one or more stock powers or assignments indorsed in blank.

(b)
Pledgor will promptly deliver to Lender all share certificates and other documents representing any shares in Zynex Medical that Pledgor subsequently acquires, together with one or more stock powers or assignments indorsed in blank.

1 – PLEDGE AGREEMENT
PDX/117825/163052/GOA/2799439.4

Exhibit 10.3 - Page 1 of 5

(c)
Pledgor authorizes Lender to file all financing statements that Lender deems reasonably necessary to perfect and continue Lender’s security interest in the Shares.  Pledgor ratifies Pledgor’s prior authorization of Lender to file similar financing statements before the date of this Pledge Agreement.

(d)	Upon Lender’s request, Pledgor will take any other actions that Lender deems reasonably necessary to perfect and continue Lender’s security interest in the Shares.

2.3
Termination.  Upon Pledgor’s request after the full payment and performance of the Obligations, Lender will re-deliver to Pledgor the Shares and terminate Lender’s financing statement concerning the Shares.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PLEDGOR

Pledgor represents and warrants to Lender as follows:

3.1	Authority. Pledgor has full power and authority to sign and deliver this Pledge Agreement and to perform all of Pledgor’s obligations under this Pledge Agreement.

3.2
Binding Obligation.  This Pledge Agreement is the legal, valid, and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

3.3
No Conflicts.  The signing and delivery of this Pledge Agreement by Pledgor and the performance by Pledgor of all of Pledgor’s obligations under this Pledge Agreement will not:  (a) breach any agreement to which Pledgor is a party, or give any person the right to accelerate any obligation of Pledgor; (b) violate any law, judgment, or order to which Pledgor is subject; or (c) require the consent, authorization, or approval of any person, including but not limited to any governmental body.

3.4
Ownership.  Pledgor has good title to the Shares, free from all liens, mortgages, pledges, security interests, and other encumbrances except encumbrances in favor of Lender.  Pledgor has the right and power to transfer and assign the Shares to Lender, free from any restriction or condition.

SECTION 4. COVENANTS OF PLEDGOR

4.1
Ownership.  Pledgor will keep the Shares free from all liens, mortgages, pledges, security interests, and other encumbrances except encumbrances in favor of Lender.  Pledgor will not permit any person to restrict or condition Pledgor’s right and power to:  (a) transfer and assign the Shares to Lender; or (b) vote or exercise the Shares.

4.2	No Disposition of Shares. Pledgor will not sell, encumber, license, distribute, or otherwise dispose of any of the Shares.

Exhibit 10.3 - Page 2 of 5

SECTION 5. RIGHTS AND OBLIGATIONS CONCERNING SHARES

5.1	Voting. Before an Event of Default, and after any Event of Default that has been cured,, Pledgor may vote and exercise the Shares.

SECTION 6. DEFAULT AND REMEDIES

6.1	Default. Pledgor shall be in default under this Pledge Agreement upon:

(a)	Any Event of Default under the Loan and Security Agreement or under any of the other Loan Documents; or

(b)	Any failure to perform under this Pledge Agreement within fifteen (15) days after Lender’s written notice to Pledgor and opportunity to cure such noticed failure to perform.

6.2	Remedies. On and after any default of this Pledge Agreement, Lender may exercise the following remedies, which are cumulative and which may be exercised singularly or concurrently:

(a)	Foreclose on the Shares in any manner authorized by law;

(b)	Exercise any remedy available to Lender under any Loan Document;

(c)	Exercise the right to vote and to exercise all rights with respect to the Shares;

(d)	Exercise any remedy available to Lender under the Uniform Commercial Code; and

(e)	Exercise any other remedy available to Lender at law or in equity.

6.3
Additional Rights and Obligations.  After any default under this Pledge Agreement and upon Lender’s request, Pledgor will assist Lender in exercising any remedy available to Lender under this Pledge Agreement.

SECTION 7.	AUTHORIZATION AND WAIVERS

7.1	Authorization. Pledgor authorizes Lender to take any action that Lender deems desirable to perfect or continue Lender’s security interest in the Shares.

7.2
Waiver by Pledgor.  Pledgor waives demand, presentment for payment, notice of dishonor or nonpayment, protest, notice of protest, and lack of diligence in collection, and agrees that Lender may amend any agreement evidencing, guaranteeing, or securing any of the Obligations, take or not take any action respecting any of the Collateral under the Loan Documents, or extend or postpone the due dates of the Obligations without affecting Pledgor’s liability under this Pledge Agreement.

Exhibit 10.3 - Page 3 of 5

7.3
No Waiver by Lender.  No waiver will be binding on Lender unless it is in writing and signed by Lender.  Lender’s waiver of a breach of a provision of this Pledge Agreement or any agreement evidencing, guaranteeing, or securing any of the Obligations will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision.  Lender’s failure to exercise any remedy under this Pledge Agreement or any agreement evidencing, guaranteeing, or securing any of the Obligations will not be considered a waiver by Lender of Lender’s right to exercise the remedy.

SECTION 8. GENERAL

8.1	Time of Essence. Time is of the essence with respect to all dates and time periods in this Pledge Agreement.

8.2	Binding Effect. This Pledge Agreement will be binding on the parties and their respective heirs, personal representatives, successors, and permitted assigns, and will inure to their benefit.

8.3	Amendment. This Pledge Agreement may be amended only by a written document signed by the party against whom enforcement is sought.

8.4
Notices.  All notices or other communications required or permitted by this Pledge Agreement:  (a) must be in writing; (b) must be delivered to the parties at the addresses set forth below, or any other address that a party may designate by notice to the other parties; and (c) are considered delivered upon actual receipt if delivered personally, by fax, or by a nationally recognized overnight delivery service, or at the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.

To Lender:	To Pledgor:

Marquette Healthcare Finance	Zynex, Inc.
Standard Insurance Center	8022 Southpark Circle, Suite 100
900 SW Fifth Avenue, Suite 1920	Littleton, CO 80120
Portland, Oregon 97204

Attn: Jennifer Sheasgreen	Attn: Thomas Sandgaard
Jennifer.Sheasgreen@marquette.com	tsandgaard@zynexmed.com

8.5
Severability.  If a provision of this Pledge Agreement is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Pledge Agreement will not be impaired.

8.6	Further Assurances. The parties will sign other documents and take other actions reasonably necessary to further effect and evidence this Pledge Agreement.

8.7
Governing Law.  This Pledge Agreement is governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Pledge Agreement.

Exhibit 10.3 - Page 4 of 5

8.8
Venue.  Any action or proceeding arising out of this Pledge Agreement will be litigated in courts located in Multnomah County, Oregon.  Each party consents and submits to the jurisdiction of any local, state, or federal court located in Multnomah County, Oregon.

8.9
Jury Waiver.  Pledgor and Lender hereby voluntarily, knowingly, irrevocable, and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort, or otherwise) between Pledgor and Lender arising out of or in any way related to this Pledge Agreement.

8.10
Attorney’s Fees.  The prevailing party in any legal action arising under this Pledge Agreement will be entitled to the prevailing party’s reasonable attorney's fees and other fees, costs, and expenses of every kind, including but not limited to the costs and disbursements specified in ORCP 68 A(2), incurred in connection with the legal action.

8.11
Signatures.  This Pledge Agreement may be signed in counterparts.  A fax transmission of a signature page will be considered an original signature page.  At the request of a party, the other party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

Dated effective:  September 22, 2008

Lender:
Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance /s/ Jennifer Sheasgreen By: Jennifer Sheasgreen Its: Senior Vice President

Pledgor:
Zynex, Inc. /s/ Thomas Sandgaard By: Thomas Sandgaard Its: Chief Executive Officer and President

Exhibit 10.3 - Page 5 of 5